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                                                                    EXHIBIT 23.1

                               CONSENT OF COUNSEL

    I hereby consent to the use of my name as Vice President, Secretary and General Counsel of the Company wherever it appears in the Registration Statement, including the Prospectus constituting a part thereof, and all amendments thereto.

                                          RICHARD L. HINCKLEY, ESQ.

Las Vegas, Nevada
February 19, 1998